Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-262489) of NLS Pharmaceutics Ltd. of our report dated March 24, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland
March 24, 2022